UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




                          Date of Report: June 21, 2002




                              UnitedGlobalCom, Inc.
               (Exact Name of Registrant as Specified in Charter)





   Delaware                        000-496-58                     84-1602895
(State or other                   (Commission                   (IRS Employer
jurisdiction of                   File Number)                 Identification #)
incorporation)





             4643 South Ulster Street, Suite 1300, Denver, CO 80237
                     (Address of Principal Executive Office)





                                 (303) 770-4001
              (Registrant's telephone number, including area code)




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ITEM 5.  OTHER EVENTS.

On June 21, 2002, Liberty Media Corporation ("Liberty") loaned an aggregate of $5.1 million to Gene W. Schneider, the Chairman and Chief Executive Officer of UnitedGlobalCom, Inc. (the "Company"), and G. Schneider Holdings, LLLP, a limited liability limited partnership ("Schneider Holdings"). Liberty extended the loans following receipt by Mr. Schneider and Schneider Holdings of margin calls in connection with certain indebtedness with a commercial bank. The loans bear interest at an annual rate of LIBOR plus 2% and are due and payable, including accrued interest, at the end of a term of six months. To secure the loans, Mr. Schneider and Schneider Holdings have pledged to Liberty an aggregate of 4,286,728 shares of the Company's Class B common stock. Mr. Schneider and Schneider Holdings will pledge additional collateral to Liberty, including additional shares of the Company's common stock, if the fair market value of the collateral falls below 150% of the amount owed to Liberty in connection with the loans.














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





                                    SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          UNITEDGLOBALCOM, INC.



                                          By:  /s/ FREDERICK G. WESTERMAN, III
                                               ---------------------------------
                                               Frederick G. Westerman, III
                                               Chief Financial Officer

Date:  June 25, 2002




















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